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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

                 Name                       Percentage Ownership                 Jurisdiction
                 ----                       --------------------                 ------------
Alkermes Controlled Therapeutics, Inc.             100%                          Pennsylvania
Alkermes Controlled Therapeutics Inc. II           100%                          Pennsylvania
Advanced Inhalation Research, Inc.                 100%                          Delaware
Alkermes Europe, Ltd                               100%                          United Kingdom
Alkermes Investments, Inc.                         100%                          Delaware